UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2020
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
See the disclosure under Item 8.01 of this Current Report on Form 8-K.
Item 8.01. Other Events.

On October 1, 2020, Fastly, Inc. (“Fastly”) completed its previously announced acquisition of Signal Sciences Corp., a Delaware corporation (the “Company”), pursuant to the terms of an Agreement and Plan of Reorganization, dated as of August 26, 2020 (the “Merger Agreement”), with One Fish, Inc., a Delaware corporation and a wholly owned subsidiary of Fastly (“One Fish”), Two Fish, LLC, a Delaware limited liability company and a wholly owned subsidiary of Fastly (“Two Fish”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholder Representative.
The acquisition was accomplished by the merger of One Fish with and into the Company (the “First Merger”), and upon consummation of the First Merger, One Fish ceased to exist and the Company became a wholly owned subsidiary of Fastly. The surviving corporation of the First Merger then merged with and into Two Fish (the “Second Merger”), which will continue to exist as a wholly owned subsidiary of Fastly.

At the closing of the First Merger, all outstanding shares of Company capital stock, options to purchase shares of Company capital stock, and warrants to purchase shares of Company capital stock were cancelled in exchange for an aggregate of 6,367,709 shares of Class A Common Stock of Fastly, par value $0.00002 per share (the “Shares”), and approximately $200,000,000 in cash to existing Company securityholders; provided, that (a) unvested options to purchase shares of Company capital stock held by employees of the Company that became, upon closing, employees of Fastly or any of its subsidiaries have been assumed by Fastly and became options to purchase 251,754 shares of Fastly’s Class A common stock and (b) all other unvested options to purchase shares of Company capital stock have been cancelled for no consideration. A portion of the aggregate consideration is being held in escrow to secure the indemnification obligations of the Company securityholders. In addition, Fastly will establish a retention pool in an aggregate amount of $50,000,000 in the form of restricted stock units covering shares of Fastly Class A Common Stock that will be granted to certain Company employees in accordance with the terms of the Merger Agreement.
Fastly issued the Shares described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which will be filed with the Securities and Exchange Commission upon the earlier of the filing of Fastly’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and Fastly’s Registration Statement on Form S-3 covering the resale of the Shares, which Fastly has agreed to file under the terms of the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated October 1, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 1.01)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	October 2, 2020	By:	/s/ Adriel Lares
Adriel Lares
Chief Financial Officer